                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             PATTERSON ENERGY, INC.

                           PATTERSON DRILLING COMPANY

                                      AND

                         TUCKER DRILLING COMPANY, INC.
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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I

THE MERGER.................................................................   1
     SECTION 1.1  The Merger...............................................   1
     SECTION 1.2  Effective Time...........................................   1
     SECTION 1.3  Effects of the Merger....................................   1
     SECTION 1.4  Certificate of Incorporation, By-laws and Directors......   2
     SECTION 1.5  Conversion of Securities.................................   2
     SECTION 1.6  Parent to Make Certificates Available....................   2
     SECTION 1.7  Dividends; Transfer Taxes................................   3
     SECTION 1.8  No Fractional Securities.................................   3
     SECTION 1.9  Return of Exchange Fund..................................   3
     SECTION 1.10 Adjustment of Exchange Ratio.............................   4
     SECTION 1.11 No Further Ownership Rights in Company Common Stock......   4
     SECTION 1.12 Closing of Company Transfer Books........................   4
     SECTION 1.13 Further Assurances.......................................   4
     SECTION 1.14 Closing..................................................   4

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT...................................   4
     SECTION 2.1  Organization, Standing and Power.........................   4
     SECTION 2.2  Capital Structure........................................   5
     SECTION 2.3  Authority; Non-Contravention.............................   5
     SECTION 2.4  SEC Documents............................................   6
     SECTION 2.5  Engineering Reports......................................   7
     SECTION 2.6  S-4 Registration Statement and Joint Proxy Statement.....   7
     SECTION 2.7  Absence of Material Adverse Change.......................   8
     SECTION 2.8  Pooling of Interests; Reorganization.....................   8
     SECTION 2.9  Taxes....................................................   8
     SECTION 2.10 Title to Property........................................   9
     SECTION 2.11 Employee Benefit Plans...................................   9
     SECTION 2.12 Labor Matters............................................   9
     SECTION 2.13 Environmental Matters....................................  10
     SECTION 2.14 Agreements...............................................  11
     SECTION 2.15 Litigation...............................................  11
     SECTION 2.16 Governmental Licenses and Permits; Compliance with Law...  11
     SECTION 2.17 Required Vote of Parent Stockholders.....................  11
     SECTION 2.18 Parent Action............................................  11
     SECTION 2.19 Opinion of Financial Advisors............................  11
     SECTION 2.20 Brokers..................................................  12

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................  12
     SECTION 3.1  Organization, Standing and Power.........................  12

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     SECTION 3.2  Capital Structure........................................  12
     SECTION 3.3  Authority; Non-Contravention.............................  12
     SECTION 3.4  SEC Documents............................................  13
     SECTION 3.5  Engineering Reports......................................  13
     SECTION 3.6  S-4 Registration Statement and Joint Proxy Statement.....  14
     SECTION 3.7  Absence of Material Adverse Change.......................  14
     SECTION 3.8  Pooling of Interests; Reorganization.....................  14
     SECTION 3.9  Taxes....................................................  14
     SECTION 3.10 Title to Property........................................  15
     SECTION 3.11 Employee Benefit Plans; Employment Agreements............  15
     SECTION 3.12 Labor Matters............................................  15
     SECTION 3.13 Environmental Matters....................................  16
     SECTION 3.14 Agreements...............................................  16
     SECTION 3.15 Litigation...............................................  16
     SECTION 3.16 Governmental Licenses and Permits; Compliance with Law...  17
     SECTION 3.17 Required Vote of the Company Stockholders................  17
     SECTION 3.18 Company Action...........................................  17
     SECTION 3.19 Section 203 of the DGCL Not Applicable...................  17
     SECTION 3.20 Opinion of Financial Advisor.............................  17
     SECTION 3.21 Brokers..................................................  17
     SECTION 3.22 Amended and Restated Severance Pay Agreement.............  17
     SECTION 3.23 Retirement Plan Settlement Agreement.....................  17

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING SUB...............................  18
     SECTION 4.1  Organization and Standing................................  18
     SECTION 4.2  Capital Structure........................................  18
     SECTION 4.3  Authority; Non-Contravention.............................  18

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS..................................  19
     SECTION 5.1  Conduct of Business Pending the Merger...................  19
     SECTION 5.2  No Solicitation..........................................  20
     SECTION 5.3  Pooling of Interests; Reorganization.....................  21
     SECTION 5.4  Conduct of Business of Sub Pending the Merger............  21

ARTICLE VI

ADDITIONAL AGREEMENTS......................................................  21
     SECTION 6.1  Stockholder Approval.....................................  21
     SECTION 6.2  S-4 Registration Statement and Joint Proxy Statement;
                  S-8 Registration Statement...............................  22
     SECTION 6.3  Access to Information....................................  22
     SECTION 6.4  Compliance with the Securities Act; Pooling..............  23
     SECTION 6.5  Nasdaq National Market...................................  23
     SECTION 6.6  Fees and Expenses........................................  23
     SECTION 6.7  Company Stock Options....................................  25
     SECTION 6.8  Reasonable Efforts.......................................  25
     SECTION 6.9  Public Announcements.....................................  26

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     SECTION 6.10 Indemnification..........................................  26
     SECTION 6.11 Employee Benefits........................................  26
     SECTION 6.12 Tax Matters..............................................  27
     SECTION 6.13 Restrictions on Registration of Parent Common Stock......  27

ARTICLE VII

CONDITIONS PRECEDENT TO THE MERGER.........................................  27
     SECTION 7.1  Conditions to Each Party's Obligation to Effect the
                  Merger...................................................  27
     SECTION 7.2  Conditions to Obligation of the Company to Effect the
                  Merger...................................................  28
     SECTION 7.3  Conditions to Obligations of Parent and Sub to Effect
                  the Merger...............................................  30

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER..........................................  32
     SECTION 8.1  Termination..............................................  32
     SECTION 8.2  Effect of Termination....................................  33
     SECTION 8.3  Amendment................................................  34
     SECTION 8.4  Waiver...................................................  34

ARTICLE IX

GENERAL PROVISIONS.........................................................  34
     SECTION 9.1  Non-Survival of Representations and Warranties...........  34
     SECTION 9.2  Non-Survival of Covenants Relating to Conduct of
                  Business or Additional Agreements........................  34
     SECTION 9.3  Notices..................................................  34
     SECTION 9.4  Interpretation...........................................  35
     SECTION 9.5  Counterparts.............................................  35
     SECTION 9.6  Entire Agreement; No Third-Party Beneficiaries...........  35
     SECTION 9.7  Governing Law............................................  36
     SECTION 9.8  Assignment...............................................  36
     SECTION 9.9  Severability.............................................  36
     SECTION 9.10 Enforcement of This Agreement............................  36
     SECTION 9.11 Jurisdiction and Venue...................................  36

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 22, 1996 (this "Agreement"), among Patterson Energy, Inc., a Delaware corporation ("Parent"), Patterson Drilling Company, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Tucker Drilling Company, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared fair to and advisable and in the best interests of their respective stockholders the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock");

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests; and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "Patterson Drilling Company" and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

     SECTION 1.2 Effective Time. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

     SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

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     SECTION 1.4  Certificate of Incorporation, By-laws and Directors.  The
Certificate of Incorporation and By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation or by applicable law.

     SECTION 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the
Company:

          (a) All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned Subsidiary (as hereinafter defined) of Parent shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

          (b) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(a)) shall be converted into 0.74 of a share (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of Parent Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a Certificate (as defined in Section 1.6(a)) representing any such shares shall cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions as contemplated by Section 1.7 and shares of Parent Common Stock and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with Section 1.6.

     SECTION 1.6  Parent to Make Certificates Available.

     (a) Exchange of Certificates. Parent and the Company shall authorize Continental Stock Transfer & Trust Company, New York, New York (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As of the Effective Time, Parent shall deposit with the Exchange Agent for the benefit of the holders of certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates") certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or other distributions with respect thereto referenced in Section 1.7, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.5(c) in exchange for outstanding shares of Company Common Stock.

     (b) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted pursuant to Section 1.5 into shares of Parent Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon actual and proper delivery of the Certificate to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificate in exchange for certificates representing shares of Parent Common Stock and shall be in such form and contain such other provisions as Parent and the Company may reasonably specify). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to this Article 1, and the Certificate so surrendered shall forthwith be cancelled.

Until surrendered as contemplated by this Section 1.6, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the certificate representing the appropriate number of shares of Parent Common Stock, cash in lieu of fractional shares, if any, as provided in Section 1.8 and any dividends or other distributions referenced in Section 1.7.

     SECTION 1.7 Dividends; Transfer Taxes. No dividends or other distributions that may be declared on or after the Effective Time on Parent Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Parent Common Stock until such persons surrender their Certificates, as provided in Section 1.6, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section
1.8 until such holder of such Certificate shall so surrender such Certificate. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such Parent Common Stock (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Parent Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole shares of Parent Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     SECTION 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article 1, and no Parent dividend or other distribution or stock split or combination shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Parent. In lieu of any such fractional securities, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock then held of record by such holder) shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of Company Common Stock multiplied by the Closing Price. As used in this Agreement, (i) "Closing Price" means the average of the daily closing price of Parent Common Stock, rounded to four decimal places, as reported under Nasdaq National Market Issues Reports in The Wall Street Journal for each of the first 20 consecutive Trading Days in the period commencing 25 Trading Days prior to the date of the Closing and (ii) "Trading Day" means a day on which the National Association of Securities Dealers, Inc., National Market ("Nasdaq National Market") is open for trading.

     SECTION 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. None of Parent, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for shares (or any dividends or other distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 1.10 Adjustment of Exchange Ratio. Subject to Section 5.1(a), in the event of any reclassification, recapitalization, stock split, stock combination, stock dividend or share exchange with respect to Parent Common Stock or Company Common Stock, as the case may be, (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

     SECTION 1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Sections 1.7 or 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock.

     SECTION 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article 1.

     SECTION 1.13 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     SECTION 1.14 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gardere & Wynne, L.L.P., 3000 Thanksgiving Tower, Dallas, Texas at 10:00 a.m. local time, on the second business day after the day on which the last of the conditions set forth in Article VII hereof shall have been fulfilled or waived or at such other time and place as Parent and the Company shall agree.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows:

     SECTION 2.1 Organization, Standing and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its Subsidiaries (as hereinafter defined) is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of Parent and its Subsidiaries taken as a whole or the Company, as the case may be, and

(b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 2.2 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 5,000,000 shares of Parent Common Stock and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Parent Preferred Stock"). At the close of business on April 19, 1996, (i) 3,194,951 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, (ii) 451,315 shares of Parent Common Stock were reserved for issuance upon the exercise of then outstanding options and warrants for Parent Common Stock, including options granted under the Parent's 1993 Stock Incentive Plan and Non-Employee Directors' Stock Option Plan to purchase 176,000 shares of Parent Common Stock, (iii) 29,000 additional shares of Parent Common Stock were reserved for issuance under Parent's 1993 Stock Incentive Plan and the Non-Employee Directors' Stock Option Plan, (iv) no shares of Parent Common Stock are held by Parent in its treasury or owned by any of Parent's Subsidiaries and (v) no shares of Parent Preferred Stock are issued and outstanding or reserved for issuance. There are no outstanding stock appreciation rights ("SARs"). Parent Common Stock is designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement and issuable upon exercise of Substituted Options (as defined in Section 6.7) will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for (a) options granted pursuant to Parent's 1993 Stock Incentive Plan and the Non-Employee Directors' Stock Option Plan, (b) as set forth in Section 2.2. of the disclosure schedule of Parent dated as of the date hereof, previously delivered to the Company (the "Parent Disclosure Schedule"), and (c) any Substituted Options (as hereinafter defined), there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its Subsidiaries. True and correct copies of all agreements, instruments and other governing documents relating to the Parent's 1993 Stock Incentive Plan, Non-Employee Directors' Stock Option Plan and the other options and warrants outstanding to purchase Parent Common Stock as set forth in Section 2.2. of the Parent Disclosure Schedule have been furnished to the Company.

     SECTION 2.3 Authority; Non-Contravention. The Board of Directors of Parent has declared fair to and advisable and in the best interests of the stockholders of Parent an amendment to Parent's Certificate of Incorporation to increase the number of authorized shares of Parent Common Stock to 9,000,000 shares (the "Charter Amendment") and the issuance of shares of Parent Common Stock pursuant to the Merger and any Substituted Options (the "Share Issuance"). Parent has all requisite power and authority to enter into this Agreement and, subject to the approval of the Charter Amendment and the Share Issuance by the stockholders of Parent, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by Parent of this Agreement and any Stock Option Assumption Agreements (as defined in Section 6.7) and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent, subject to such approval of the Charter Amendment and the Share Issuance by the stockholders of Parent. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Charter Amendment, the Share Issuance, the filing of a registration statement with the United States Securities and Exchange Commission (the "SEC") by Parent on Form S-4 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of

Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, the "S-4 Registration Statement"), and the filing of a registration statement with the SEC by Parent on Form S-8 under the Securities Act for the purpose of registering the shares of Parent Common Stock issuable upon exercise of the Substituted Options (as hereinafter defined in Section 6.7) have been duly authorized by Parent's Board of Directors. Except as set forth in Section 2.3 of the Parent Disclosure Schedule, the execution and delivery of this Agreement or any Stock Option Assumption Agreements or any Amended and Restated Severance Pay Agreement to which the Company and Parent are parties (the "Restated Severance Agreements") do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws (true and complete copies of which as of the date hereof have been delivered to the Company) of Parent or any provision of the comparable charter or organization documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or
(iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or under the Stock Option Assumption Agreements or the Restated Severance Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby. Except as set forth on
Section 2.3 of the Parent Disclosure Schedule, no filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or is necessary for the consummation by Parent or Sub of the Merger and the other transactions contemplated by this Agreement and the issuance of Parent Common Stock pursuant to the Stock Option Assumption Agreements, except for (i) in connection, or in compliance, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and recording of the Certificate of Merger in the appropriate county in Delaware after the filing thereof with the Secretary of State of the State of Delaware and the filing or recording of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with applicable taxes, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     SECTION 2.4 SEC Documents. Parent has filed all required documents with the SEC since January 1, 1994 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of Parent or any Subsidiary of Parent of which the executive officers of Parent have knowledge and which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of Parent included in the Parent SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on Parent.

     SECTION 2.5 Engineering Reports. All information supplied to M. Brian Wallace, an independent petroleum engineer, by or on behalf of Parent and its Subsidiaries that was material to such engineer's review of Parent's estimates of oil and gas reserves attributable to the Oil and Gas Interests (as defined) of Parent and its Subsidiaries in connection with the preparation of the oil and gas reserve engineering report concerning the Oil and Gas Interests of Parent and its Subsidiaries as of December 31, 1995 reviewed by M. Brian Wallace (the "Parent Engineering Report") was (at the time supplied or as modified or amended prior to the issuance of the Parent Engineering Report) true and correct in all material respects. For purposes of this Agreement "Oil and Gas Interests" means, when used with respect to Parent and each of its Subsidiaries or the Company, as the case may be, direct and indirect interests in and rights with respect to oil, gas, helium, carbon dioxide, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profit interests, other nonworking interests, and nonoperating interests; all interests in and rights with respect to oil, condensate, gas, casinghead gas, helium, carbon dioxide and other liquid or gaseous hydrocarbons (collectively, "Hydrocarbons") and other minerals or revenues therefrom and all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmissions, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since December 31, 1995, and except for changes (including changes in commodity prices) generally affecting the oil and gas industry on a nationwide basis, there has been no Material Adverse Change in respect of Parent regarding the matters addressed in the Parent Engineering Report.

     SECTION 2.6 S-4 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Parent for inclusion or incorporation by reference in the S-4 Registration Statement or the joint proxy statement (together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the Stockholder Meetings (as defined in Section 6. 1) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the S-4 Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and

Parent. The S-4 Registration Statement will comply (with respect to Parent and its Subsidiaries) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to Parent and its Subsidiaries) as to form in all material respects with the provisions of the Exchange Act.

     SECTION 2.7 Absence of Material Adverse Change. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof and except for expenses incurred in connection with the transactions contemplated by this Agreement, there has not been any Material Adverse Change with respect to Parent (other than changes in generally accepted accounting principles or interpretations thereof that affect the oil and gas contract drilling industry or the oil and gas industry generally or changes in general economic conditions that affect either of those industries on a nationwide basis).

     SECTION 2.8 Pooling of Interests; Reorganization. To the knowledge of Parent, neither Parent nor Sub has (i) taken any action or failed to take any action which action or failure to take action would jeopardize the treatment of Sub's combination with the Company in the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (i) Sub is wholly owned directly by Parent, and Sub has never owned or held any assets and has never incurred any liabilities, except for assets transferred to Sub in connection with its incorporation, all of which assets will be held by the Surviving Corporation immediately following the Merger, (ii) Parent has no plan or intention: to cause the Surviving Corporation to issue any shares of stock following the Merger, to reacquire any of the Parent Common Stock issued in the Merger, to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of any stock of the Surviving Corporation, or to cause the Surviving Corporation to sell or otherwise dispose of (except in the ordinary course of business) any of its assets, (iii) following the Merger, the Surviving Corporation will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas. Reg. (S) 1.368-1(d), (iv) neither Parent nor any of its Subsidiaries own, nor have any of them owned during the past five years, any capital stock of the Company, (v) Parent and Sub are not investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (vi) Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities in the Merger; and (vii) there is no intercorporate indebtedness between the Company and Parent.

     SECTION 2.9 Taxes. Except as otherwise set forth in Section 2.9 of the Parent Disclosure Schedule, (i) all material Tax Returns required to be filed by Parent and each of its Subsidiaries have been filed or extensions have been duly obtained; (ii) Tax Returns referred to in clause (i) are true and correct in all material respects and have been completed in all material respects in accordance with applicable law; (iii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been timely paid or extensions have been duly obtained or such taxes have been adequately provided for on the applicable entity's balance sheet or are being timely and properly contested; (iv) neither Parent nor any Subsidiary has waived any statute of limitations in respect of Taxes of Parent or such Subsidiary; (v) the Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or adequately provided for on the applicable entity's balance sheet or are being timely and properly contested; and (viii) neither Parent nor any Subsidiary of Parent is a party to an income Tax allocation or sharing agreement with respect to a group of corporations filing tax returns on a combined, consolidated or unitary basis. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer, severance or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     SECTION 2.10 Title to Property. Except as set forth in Section 2.10 of the Parent Disclosure Schedule, Parent or its Subsidiaries has good and, with respect to real property, valid title to all of the material assets reflected on the consolidated financial statements of Parent included in the Parent SEC Documents as being owned by it or its Subsidiaries and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, "Liens") except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith and (ii) any Liens arising by operation of law securing obligations not yet overdue. Notwithstanding the foregoing, title to the Oil and Gas Interests of Parent and its Subsidiaries is of the type customarily acceptable to prudent investors in Oil and Gas Interests in the area where such Oil and Gas Interests of Parent and its Subsidiaries are located.

     SECTION 2.11 Employee Benefit Plans. With respect to all the employee benefit plans and arrangements maintained for the benefit of any current or former employee, officer or director of Parent or any Subsidiary of Parent (collectively, the "Parent Plans"), except as set forth in the Parent SEC Documents and except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent: (i) none of the Parent Plans is a multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) none of the Parent Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law; (iii) each Parent Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Parent Plan; (iv) each Parent Plan has been operated in all respects in accordance with its terms and the requirements of applicable law; and (v) neither Parent nor any Subsidiary of Parent has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Parent Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability. The aggregate accumulated benefit obligations of any Parent Plan subject to Title IV of ERISA do not exceed the fair market value of the assets of such Parent Plan. Except as set forth in Schedule 2.11 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has any Parent Plans or any employment or severance agreements with any of its employees.

     SECTION 2.12 Labor Matters. (i) Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of Parent, threatened, with regard to employees of Parent or any Subsidiary; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Subsidiaries; (iv) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of Parent are there any campaigns being conducted to solicit cards from the employees of Parent or any Subsidiary of Parent to authorize representation by any labor organization; (v) neither Parent nor any Subsidiary of Parent is a party to, or is otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of Parent or any Subsidiary of Parent; (vi) Parent and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act; and (vii) Parent and each Subsidiary of Parent are in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 2.13  Environmental Matters.  (a) Except as set forth on Section
2.13 of the Parent Disclosure Schedule and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on Parent, to the knowledge of the executive officers of Parent:

          (i) Parent and its Subsidiaries hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and are otherwise in substantial compliance and have been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by Parent and its Subsidiaries with Environmental Laws;

          (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby or the operation of the business of Parent or any of its Subsidiaries on the date of the Closing;

          (iii) neither Parent nor any of its Subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against Parent or any of its Subsidiaries;

          (iv) neither Parent nor any of its Subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

          (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Parent or any Subsidiary of Parent would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

          (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Parent or any of its Subsidiaries under any Environmental Laws.

(b) For purposes of this Agreement, the terms below shall have the following meanings:

          "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to Parent or any of its Subsidiaries (or, for purposes of Section 3.13, the Company) asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities of Parent or any of its Subsidiaries (or, for purposes of Section 3.13, the Company) under any Environmental Law.

          "Environmental Permits" means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for Parent or any of its Subsidiaries (or, for purposes of Section 3.13, the Company) to conduct its operations as presently conducted.

          "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

          "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials, regulated pursuant to any Environmental Laws.

     SECTION 2.14 Agreements. Except agreements and arrangements made in the ordinary course of business, neither Parent nor any of its Subsidiaries is bound by any material contract (as defined in Item 601(b)(10) of SEC Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Parent's SEC Documents filed with the SEC prior to the date of this Agreement.

     SECTION 2.15 Litigation. Except as set forth in Section 2.15 of the Parent Disclosure Schedule and except as disclosed prior to the date hereof in the Parent SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on Parent or, with respect to such matters that are pending or threatened, materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Parent or any of its Subsidiaries is subject that would have a Material Adverse Effect on Parent or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     SECTION 2.16 Governmental Licenses and Permits; Compliance with Law. Neither Parent nor any of its Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on Parent. To the knowledge of the executive officers of Parent, the conduct of the business of each of Parent and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     SECTION 2.17 Required Vote of Parent Stockholders. The affirmative vote of the holders of not less than a majority of the outstanding shares of Parent Common Stock is required to approve the Charter Amendment and the Share Issuance. No other vote of the stockholders of Parent is required by law, the Certificate of Incorporation or By-laws of Parent or otherwise in order for Parent to consummate the Merger and the other transactions contemplated hereby.

     SECTION 2.18 Parent Action. The Board of Directors of the Parent (at a meeting duly called and held) unanimously (1) determined that the Merger is fair to and advisable and in the best interests of Parent and its stockholders, (b) approved this Agreement, the Charter Amendment and the Share Issuance, (c) resolved to recommend adoption of the Charter Amendment and approve the Share Issuance by Parent's stockholders and (d) directed that the Charter Amendment and the Share Issuance be submitted to Parent's stockholders.

     SECTION 2.19 Opinion of Financial Advisors. On the date hereof, Parent has received the respective written opinions of TM Capital Corp. and Gilford Securities Incorporated to the effect that the consideration to be paid by Parent pursuant to this Agreement and the Exchange Ratio are fair to the stockholders of Parent from a financial point of view.

     SECTION 2.20 Brokers. No broker, investment banker or other person, other than TM Capital Corp. and Gilford Securities Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub. Parent has previously delivered to the Company a true, correct and complete copy of any engagement or fee agreement between Parent and its Subsidiaries, on the one hand, and TM Capital Corp. and Gilford Securities Incorporated on the other.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     SECTION 3.1 Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The Company has no subsidiaries. The Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.2 Capital Structure. The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock and 500,000 shares of Preferred Stock (the "Preferred Stock"), par value $0.01 per share. At the close of business on April 19, 1996, (i) 2,097,476 shares of Company Common Stock were issued and outstanding, (ii) 135,100 shares of Company Common Stock were reserved for issuance upon the exercise of then outstanding Company Stock Options (as defined in Section 6.7), (iii) no additional shares of Company Common Stock were reserved for issuance under Company Stock Options, (iv) no shares of Company Common Stock were held by the Company in its treasury, and (v) no shares of Preferred Stock were issued and outstanding or reserved for issuance. There are no outstanding SARs. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the Company Stock Options outstanding as of the date of this Agreement, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company. True and correct copies of all agreements, instruments and other governing documents relating to the Company Stock Options have been furnished to Parent.

     SECTION 3.3 Authority; Non-Contravention. The Board of Directors of the Company has declared the Merger fair to and advisable and in the best interest of the stockholders of the Company, and the Company has all requisite power and authority to enter into this Agreement and, subject to approval of the Merger by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to such approval of the Merger by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth in Section 3.3 of the disclosure statement of the Company dated as of the date hereof, previously delivered to Parent (the "Company Disclosure Schedule"), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any provision of (i) the Certificate of Incorporation or By-laws of the Company (true and complete copies of which as of the date hereof have been delivered to Parent), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, losses, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Except as set forth on Schedule 3.3 of the Company Disclosure Schedule, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and recording of the Certificate of Merger in the appropriate county in Delaware after the filing thereof with the Secretary of State of the State of Delaware and the filing or recording of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with applicable taxes, (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     SECTION 3.4 SEC Documents. The Company has filed all required documents with the SEC since January 1, 1994 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company as at the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of the Company of which the executive officers of the Company have knowledge and which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of the Company included in the Company SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on the Company.

     SECTION 3.5 Engineering Reports. All information supplied to Badgwell & Haas, an independent petroleum engineering firm, by or on behalf of the Company that was material to such firm's preparation of its oil and gas reserve engineering report dated as of March 31, 1996 (the "Company Engineering Report") regarding the

Oil and Gas Interests of the Company, was (at the time supplied or as modified or amended prior to the issuance of the Company Engineering Report) true and correct in all material respects. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since March 31, 1996, and except for changes (including changes in commodity prices) generally affecting the oil and gas industry on a nationwide basis, there has been no Material Adverse Change in respect of the Company regarding the matters addressed in the Company Engineering Report.

     SECTION 3.6  S-4 Registration Statement and Joint Proxy Statement.   None
of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement or the Joint Proxy Statement will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and Parent. The S-4 Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

     SECTION 3.7 Absence of Material Adverse Change. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof and except for expenses incurred in connection with the transactions contemplated by this Agreement there has not been any Material Adverse Change with respect to the Company (other than changes in generally accepted accounting principles or interpretations thereof that affect the oil and gas contract drilling industry or the oil and gas industry generally or changes in general economic conditions that affect either of those industries on a nationwide basis).

     SECTION 3.8 Pooling of Interests; Reorganization. To the knowledge of the Company, the Company has not (i) taken any action or failed to take any action which action or failure to take action would jeopardize the treatment of Sub's combination with the Company in the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (i) to the knowledge of the executive officers of the Company, (x) there is no plan or intention on the part of the holders of Company Common Stock to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock that would cause paragraph 2 of Section 7.03 of Rev. Proc. 77-37 (as amplified) not to be true as applied to the Merger, and (y) the only Company stockholders beneficially owning more than 5% of the outstanding Company Common Stock are as set forth in Section 3.8 of the Company Disclosure Schedule, (ii) as of the Effective Time and immediately following the Merger, the Surviving Corporation will hold "substantially all" of the Company's properties within the meaning of Section 368(a)(2)(E) of the Code and Rev.
Proc. 77-37 (as amplified), (iii) there is no intercorporate indebtedness between the Company and Parent, (iv) immediately following the Merger, the Surviving Corporation will be wholly owned directly by Parent, and the Surviving Corporation will not have outstanding any type of right or obligation pursuant to which any person could acquire capital stock of the Surviving Corporation, and (v) the Company has no plan or intention for the Surviving Corporation to issue additional shares of its capital stock following the Merger.

     SECTION 3.9 Taxes. Except as otherwise set forth in Section 3.9 of the Company Disclosure Schedule, (i) all material Tax Returns required to be filed by the Company have been filed or extensions have been obtained, (ii) Tax Returns referred to in clause (i) are true and correct in all material respects and have been completed in all material respects in accordance with applicable laws, (iii) all Taxes shown to be due on the Tax Returns referred in clause (i) have been timely paid or extensions have been duly obtained or such Taxes have been adequately provided for on the Company's balance sheet or are being timely and properly contested;
(iv) the Company has not waived any statute of limitations in respect of Taxes of the Company; (v) the Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or adequately provided for on the Company's balance sheet or are being timely and properly contested; and (viii) the Company is not a party to an income Tax allocation or sharing agreement with respect to a group of corporations filing Tax Returns on a combined, consolidated or unitary basis.

     SECTION 3.10 Title to Property. Except as set forth in Schedule 3.10 of the Company Disclosure Schedule, the Company has good and, with respect to real property, valid title to all of the material assets reflected on the financial statements of the Company included in the Company SEC Documents as being owned by it and all of the material assets thereafter acquired by it (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no Liens, except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith and (ii) any Liens arising by operation of law securing obligations not yet overdue. Notwithstanding the foregoing, title to the Oil and Gas Interests of the Company is of the type customarily acceptable to prudent investors in Oil and Gas Interests in the area where such Oil and Gas Interests of the Company is located.

     SECTION 3.11 Employee Benefit Plans; Employment Agreements. With respect to all the employee benefit plans, programs and arrangements, including, but not limited to, the Supplemental Executive Retirement Plan of Tucker Drilling Company, Inc. effective April 1, 1991, and related trust maintained for the benefit of any current or former employee, officer or director of the Company (collectively, the "Company Plans"), except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company: (i) none of the Company Plans is a multiemployer plan within the meaning of ERISA; (ii) none of the Company Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law; (iii) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company Plan; (iv) each Company Plan has been operated in all respects in accordance with its terms and the requirements of applicable law; and (v) the Company has not incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability. The aggregate accumulated benefit obligations of any Company Plan subject to Title IV of ERISA do not exceed the fair market value of the assets of such Company Plan. Except as set forth in Schedule 3.11 of the Company Disclosure Schedule, the Company has no Company Plans or any employment or severance agreements with any of its employees.

     SECTION 3.12 Labor Matters. (i) The Company is not a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of the Company, threatened, with regard to employees of the Company; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Significant Subsidiaries;
(iv) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of the Company are there any campaigns being conducted to solicit cards from the employees of the Company to authorize representation by a labor organization; (v) the Company is not party to, or is not otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of the Company; (vi) the Company has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act; and (vii) the Company is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 3.13 Environmental Matters. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on the Company, to the knowledge of the executive officers of the Company:

          (i) the Company holds, and is in compliance with and has been in compliance with for the last three years, all Environmental Permits, and is otherwise in substantial compliance and has been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by the Company with Environmental Laws;

          (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby or the operation of the business of the Company on the date of the Closing;

          (iii) the Company has not received any Environmental Claim, nor has any Environmental Claim been threatened against the Company;

          (iv) the Company has not entered into, agreed to or is not subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

          (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which the Company would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

          (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of the Company under any Environmental Laws.

     SECTION 3.14 Agreements. Except agreements and arrangements made in the ordinary course of business, the Company is not bound by any material contract (as defined in Item 601(b)(1) of SEC Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by referenced in the Company SEC Documents filed with the SEC prior to the date of this Agreement.

     SECTION 3.15 Litigation. Except as set forth on Schedule 3.15 of the Company Disclosure Schedule and except as disclosed prior to the date hereof in the Company SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of the Company, threatened against the Company at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on the Company or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which the Company or any of its Subsidiaries is subject that would have a Material Adverse Effect on the Company or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     SECTION 3.16 Governmental Licenses and Permits; Compliance with Law. The Company has not received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on the Company. To the knowledge of the executive officers of the Company, the conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     SECTION 3.17 Required Vote of the Company Stockholders. The affirmative vote of the holders of not less than a majority of the outstanding shares of the Company Common Stock is required to adopt this Agreement. No other vote of the stockholders of the Company is required by law, the Restated Certificate of Incorporation or By-laws of the Company or otherwise to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

     SECTION 3.18 Company Action. The Board of Directors of the Company (at a meeting duly called and held) unanimously (a) determined that the Merger is fair to and advisable and in the best interests of the Company and its stockholders,
(b) approved this Agreement and the Merger in accordance with the DGCL, (c) resolved to recommend adoption of this Agreement and approval of the Merger by the Company's stockholders and (d) directed that this Agreement be submitted to the Company's stockholders.

     SECTION 3.19 Section 203 of the DGCL Not Applicable. The Board of Directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated hereby the restrictions contained in Section 203 of the DGCL.

     SECTION 3.20 Opinion of Financial Advisor. On the date hereof the Company has received the written opinion of Rauscher Pierce Refsnes, Inc. to the effect that the terms of the Merger are fair to the holders of the Company Common Stock from a financial point of view.

     SECTION 3.21 Brokers. No broker, investment banker or other person, other than Rauscher Pierce Refsnes, Inc., the fees and expenses of each which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has previously delivered to Parent a true, correct and complete copy of any engagement or fee agreement between the Company and Rauscher Pierce Refsnes, Inc.

     SECTION 3.22 Amended and Restated Severance Pay Agreement. On or before the date hereof, each of the persons listed on Schedule 3.22 of the Company Disclosure Schedule has executed and delivered to the Company an Amended and Restated Severance Pay Agreement in the form previously delivered to, and approved by, Parent.

     SECTION 3.23 Retirement Plan Settlement Agreement. On or before the date hereof, each of the persons listed on Section 3.23 of the Company Disclosure Schedule has executed and delivered the Settlement Agreement

Relating to Payments Under the Supplemental Executive Retirement Plan of Tucker Drilling Company, Inc. (the "Retirement Plan Settlement Agreement"), in the form previously delivered to, and approved by, Parent.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     SECTION 4.1 Organization and Standing. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub was organized solely for the purpose of acquiring the Company and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the Merger and this Agreement.

     SECTION 4.2 Capital Structure. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

     SECTION 4.3 Authority; Non-Contravention. Sub has the requisite power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Sub, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and Parent as its sole stockholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding obligation of Sub enforceable against Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Sub under, any provision of (i) the Certificate of Incorporation or By-laws (true and complete copies of which as of the date hereof have been delivered to the Company) of Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Sub or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Sub, materially impair the ability of Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                                 ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.1  Conduct of Business Pending the Merger.

     (a) Actions. During the period from the date of this Agreement through the Effective Time, unless Parent or the Company, as the case may be, shall consent thereto in writing (which consent will not be unreasonably withheld), each of the Company and Parent shall, and Parent shall cause its respective Subsidiaries to, in all material respects carry on its respective businesses in the ordinary course and consistent with past practice (including with respect to the contract drilling segment of their operations, drilling rates and length and types of contracts) and, to the extent consistent therewith and with the terms of this Agreement, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, prior to the Effective Time, except as otherwise expressly contemplated by this Agreement (including, but not limited to, Section 5.2 or Section 5.1 of the Company Disclosure Schedule), each of the Company and Parent shall not, and Parent shall cause its Subsidiaries not to, without the prior written consent of the other parties to this Agreement:

          (i) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its respective capital stock, or otherwise make any payments to its respective stockholders in their capacity as such, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of each of the Company or Parent, or any of Parent's Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except in connection with the terms of their respective stock option plans in existence on December 31, 1995;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its or, in the case of Parent, its Subsidiaries' capital stock, any other voting securities or equity equivalent or any securities convertible into, or grant any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of the Company or Parent, the issuance of Company Common Stock or Parent Common Stock, as the case may be, during the period from the date of this Agreement through the Effective Time upon the exercise of Company Stock Options or Parent stock options or warrants, as the case may be, outstanding as of the date of this Agreement in accordance with their current terms);

          (iii) amend its Certificate of Incorporation or amend in any material respects its By-laws, other than the Charter Amendment;

          (iv) acquire, merge or consolidate with, or purchase a portion of the assets of or equity in, any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, in each case that involves a transaction exceeding $50,000 in the aggregate, or commence any proceedings with respect thereto, or engage in any negotiations with any person or entity concerning any such transaction, except as previously disclosed in writing to Parent or the Company, as the case may be; provided, however, that the Company and Parent may acquire Oil and Gas Interests and land drilling rigs and related equipment in the ordinary course of business consistent with past practice;

          (v) except in the ordinary course of business, sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any business or line of business or any of its assets, in each case that are material, individually or in the aggregate, to the Company, or to Parent and its Subsidiaries taken as a whole, respectively;

          (vi) make any capital expenditures, except in the ordinary course of business and as previously disclosed in writing to Parent or the Company, as the case may be;

          (vii) (A) pay, discharge, or satisfy any material claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of its liabilities or its obligations in the ordinary course of business or in accordance with their terms as in effect on the date hereof, (B) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; (C) enter into any collective bargaining agreement, successor collective bargaining agreement or amended collective bargaining agreement; (D) change any accounting principle used by it, except for such changes required to be implemented prior to the Effective Time pursuant to generally accepted accounting principles or rules of the SEC; or (E) settle or compromise any litigation brought against it, other than settlements or compromises of any litigation where the amount paid in settlement or compromise (including without limitation the cost to Parent and its Subsidiaries or the Company as the case may be, of complying with any provision of such settlement or compromise other than cash payments) does not exceed $100,000, exclusive of amounts covered by insurance;

          (viii) (A) enter into any new, or amend any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any officer, director or employee, except that, Parent and the Company may hire additional employees to the extent deemed by their respective managements to be in the best interests of Parent or the Company, as the case may be, provided, that neither the Company nor Parent may enter into any employment or severance agreement or any deferred compensation arrangement with any such additional employees, (B) adopt any new, or amend any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees (other than amendments required by law or to maintain the tax qualified status of such plans under the Code), or (C) grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases);

          (ix) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness in excess of $4,000,000 or issue or sell any debt securities or guarantee any debt securities of others or (z) make any loans, advances (other than joint interest billings) or capital contributions to, or investments in, any other person, other than to the Company, to Parent or any wholly-owned Subsidiary of Parent, respectively; or

          (x)  authorize or enter into any agreement to do any of the foregoing.

     (b) Advice of Changes. Each of the Company and Parent shall promptly advise the other such party orally and in writing of any change or event which would have a Material Adverse Effect on the Company or Parent, respectively, or would prohibit the Merger or the other transactions contemplated hereby.

     SECTION 5.2 No Solicitation. From and after the date hereof, the Company will not, and will cause its officers, directors, employees, agents and other representatives not to, directly or indirectly, solicit or initiate any takeover proposal or offer for the Company, and not to solicit or initiate, directly or indirectly, discussions, negotiations, considerations or inquiries concerning a takeover proposal or offer for the Company, from any person, or engage in discussions or negotiations relating thereto, or provide to any other person any information or data relating to the Company for the purpose of, or have any substantive discussions with any person relating to, or otherwise cooperate with or assist or participate in, or facilitate, any takeover proposal or offer or any inquiry or proposal which would reasonably be expected to lead to any effort or attempt by any other person to seek to effect a takeover proposal or offer, or agree to or endorse any such inquiry, takeover proposal or offer; provided, however, that
(i) the Company may engage in discussions or negotiations with a third party who, without the Company taking any action which is proscribed as provided above in this Section 5.2, seeks to initiate such discussions or negotiations or may furnish such third party information concerning the Company and its business, properties or assets (provided that such third party executes a confidentiality agreement with the Company) and (ii) the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, but in each case referred to in the foregoing clauses (i) and (ii) only to the extent that a majority of the Board of Directors of the Company shall conclude in good faith, after consultation with and based upon the written advice of Gardere & Wynne, L.L.P. (which advice need not constitute an opinion), that such action is necessary in order for the Board of Directors of the Company not to breach its fiduciary obligations under applicable law. The Company will promptly (but in no case later than 24 hours) notify Parent of any inquiry relating to a takeover proposal or offer for the Company, including the material terms and conditions thereof, but shall not be required to indicate the identity of the person or group making such takeover proposal or offer. It is agreed and understood that any termination of this Agreement shall be solely pursuant to Section 8.1 and that, prior to any such termination, the Company shall not enter into any written agreement with any person that provides for, or in any way facilitates, a takeover proposal or offer, other than a confidentiality agreement. Except as permitted by this Section 5.2, the Company and its officers, directors, employees, agents and other representatives will immediately cease the Company's existing discussions, negotiations and other activities with any parties (other than Parent and Sub) relating to any possible takeover proposal or offer. As used in this Agreement, "takeover proposal" or "offer" shall mean any proposal or offer (other than a proposal or offer by Parent or any of its affiliates) for a tender or exchange offer, a merger, consolidation or other business combination involving the Company, or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.2 by any officer or director or authorized employee, agent or representative of the Company shall be deemed to be a breach of this Section 5.2 by the Company.

     SECTION 5.3 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other parties shall otherwise agree in writing, none of Parent, Sub, any other Subsidiary of Parent, nor the Company shall (a) knowingly take or fail to take any action which action or failure to act would jeopardize the treatment of Sub's combination with the Company as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or (c), except as expressly permitted by this Agreement, knowingly take or fail to take any action which would cause any conditions precedent to the obligations of the Company, Parent or Sub not to be fully satisfied as soon as possible.

     SECTION 5.4 Conduct of Business of Sub Pending the Merger. During the period from the date of this Agreement through the Effective Time, Sub shall not engage in any activities of any nature except as expressly provided in or contemplated by this Agreement or incident thereto.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1 Stockholder Approval. (a) The Company shall promptly call a meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of voting upon the Merger and shall use its reasonable best efforts to obtain stockholder approval of the Merger. The Company Stockholder Meeting shall be held as soon as practicable following the date upon which the S-4 Registration Statement becomes effective, and the Company will, through its Board of Directors (unless the Board of Directors shall conclude in good faith, after consultation with and based upon the written advice of Gardere & Wynne, L.L.P. (which advice need not constitute an opinion), that not recommending the Merger, or withdrawing or modifying any such recommendation, is necessary in order for the Board of Directors not to breach its fiduciary obligations under applicable law), recommend to its stockholders the approval of the Merger and not rescind its declaration that the Merger is fair to and advisable and in the best interest of the Company and its stockholders; provided, however, that any failure of the Board of Directors of the Company to recommend the approval of the Merger, or any withdrawal or modification of such a recommendation, shall not be deemed a violation of
Section 5.2.

     (b) Parent shall promptly call a meeting of its stockholders (the "Parent Stockholder Meeting" and, together with the Company Stockholder Meeting, the "Stockholder Meetings") for the purpose of voting upon the Charter Amendment and the Share Issuance and shall use its reasonable best efforts to obtain stockholder approval of such matters. Parent will, through its Board of Directors (unless the Board of Directors shall conclude in good faith, after consultation with and based upon the written advice of Baker & Hostetler (which advice need not constitute an opinion), that not recommending the Charter Amendment and Share Issuance, or withdrawing or modifying any such recommendation, is necessary in order for the Board of Directors not to breach its fiduciary obligations under applicable law), recommend to its stockholders the approval of the Charter Amendment and the Share Issuance and not rescind its declaration that such transactions are fair to and advisable and in the best interest of Parent and its stockholders. The Parent Stockholder Meeting shall be on the date of the Company Stockholder Meeting or, if such date is not practicable, on the closest date practicable.

     SECTION 6.2 S-4 Registration Statement and Joint Proxy Statement; S-8 Registration Statement. (a) Parent and the Company shall prepare and file with the SEC as soon as practicable a proxy statement for use at the Stockholder Meetings (the "Joint Proxy Statement"), and Parent shall prepare and file with the SEC as soon as practicable the S-4 Registration Statement (including the Joint Proxy Statement as a prospectus therein) and shall use all reasonable efforts to have the S-4 Registration Statement declared effective by the SEC as soon as practicable. Parent shall also take any action required to be taken under state securities or "Blue Sky" laws in connection with the issuance of the Parent Common Stock pursuant to the Merger and the exercise of the Substituted Options (as defined in Section 6.7) after the Effective Time. The Company and Parent shall furnish each other all information concerning the Company and the holders of Company Common Stock or Parent and the holders of Parent Common Stock, as the case may be, required for use in the S-4 Registration Statement and the Joint Proxy Statement, and the Company and Parent each shall take such other actions as the other may reasonably request in connection with the preparation of the S-4 Registration Statement and the Joint Proxy Statement and the actions to be taken pursuant to this Section 6.2.

     (b) Promptly after the Effective Time, Parent shall prepare and file with the SEC a Registration Statement on Form S-8 (the "S-8 Registration Statement") covering the Substituted Options (as defined in Section 6.7). If necessary to permit reoffers and resales by optionees, Parent shall also prepare a "reoffer prospectus" (as that term is used in General Instruction C-1 of Form S-8) and file the reoffer prospectus with a post-effective amendment to the S-8 Registration Statement and cause any such post-effective amendment to become effective and remain effective for such period as is necessary to permit such reoffers and resales.

     SECTION 6.3 Access to Information. (a) The Company shall afford to Parent, and to Parent's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to Parent (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning the Company, its business, properties and personnel as Parent may reasonably request. In no event shall the Company be required to supply to Parent, or to Parent's accountants, counsel, financial advisors or other representatives, any information relating to indications of interest from, or discussions with, any other potential acquirers of the Company which were received or conducted prior to the date hereof except to the extent necessary for use in the Registration Statement. Except as required by law, Parent will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of the Company. In the event of termination of this Agreement for any reason, Parent shall promptly return or destroy all nonpublic documents so obtained from the Company and any copies made of such documents for Parent. Parent shall not, and shall cause its affiliates, associates and representatives not to, use any nonpublic information regarding the Company in any way detrimental to the Company.

     (b) Parent shall, and shall cause each of its Subsidiaries to, afford to the Company, and to Company's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the Company (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning Parent, its business, properties and personnel as the Company may reasonably request. Except as required by law, the Company will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of Parent. In the event of termination of this Agreement for any reason, the Company shall promptly return or destroy all nonpublic documents so obtained from Parent and any copies made of such documents for the Company. The Company shall not, and shall cause its affiliates, associates and representatives not to, use any nonpublic information regarding Parent in any way detrimental to Parent.

     (c) No investigation pursuant to this Section 6.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     SECTION 6.4 Compliance with the Securities Act; Pooling. Each of Parent and the Company shall deliver to the other party, no later than 20 days after the date of this Agreement, a letter identifying each person whom it reasonably believes is an "affiliate" of such party for purposes of Rule 145 under the Securities Act. Thereafter and until the date of the Company Stockholder Meeting or the Parent Stockholder Meeting, as the case may be, each of Parent and the Company shall identify to the other party each additional person whom it reasonably believes to have thereafter become an "affiliate." Each of Parent and the Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" pursuant to the two immediately preceding sentences to deliver to Parent and the Company (for itself and as the Surviving Corporation), not later than the date 30 days prior to the expected Effective Time, a written agreement, substantially in the form of Exhibit I(A) or (B) to this Agreement, as applicable.

     SECTION 6.5 Nasdaq National Market. Parent shall use its reasonable best efforts to list on the Nasdaq National Market, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger and pursuant to the Substituted Options (as defined in Section 6.7).

     SECTION 6.6 Fees and Expenses. (a) Whether or not the Merger is consummated, except as provided in Section 6.6(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     (b) (i) Notwithstanding any provision in this Agreement to the contrary, if Parent terminates this Agreement pursuant to Section 8.1(b)(i) or 8.1(e), then the Company shall pay to Parent, within five business days following such termination, an amount in cash equal to all out-of-pocket expenses actually and reasonably incurred by Parent and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby, provided, however, that the Company shall not be obligated to pay to Parent fees and expenses of Parent's financial advisor in excess of $60,000. In addition, but subject to the provisions of Section 6.6(b)(iii) below, if within nine months after such termination the Company enters into an agreement with respect to a Third Party Acquisition of the Company (the "Company Acquisition Agreement") or there shall have occurred, or the Board of Directors shall have recommended to the stockholders of the Company or resolved to do so, a Third Party Acquisition, then upon the earliest of such events, the Company shall immediately pay to Parent an amount in cash equal to $2,000,000 less the amount paid by the Company to Parent pursuant to the immediately preceding sentence in respect of Parent's expenses.

     (ii) Notwithstanding any provisions of this Agreement to the contrary, but subject to the provisions of Section 6.6(b)(iii) below, if a More Than 25% Stockholder (hereinafter defined) votes against the Merger, abstains from voting on the Merger or does not vote, and if Parent terminates this Agreement pursuant to Section 8.1(b)(ii) or if the Company terminates this Agreement pursuant to
Section 8.1(c)(ii), and, in addition, within 24 months after such termination the Company enters into a Company Acquisition Agreement or there shall have occurred, or the Board of Directors shall have recommended to the stockholders of the Company or resolved to do so, a Third Party Acquisition, then, upon the earliest of such events, the Company shall immediately pay to Parent cash in the amount of $2,000,000. "More Than 25% Stockholder" shall mean a Person or Group (as defined in Section 6.6(d)) who acquires beneficial ownership of more than 25%, but less than 50%, of the outstanding shares of Company Common Stock after the date of this Agreement and prior to the Company Stockholder Meeting.

     (iii) Notwithstanding any provisions of this Agreement to the contrary, if a More Than 25% Stockholder votes in favor of the Merger and if Parent terminates this Agreement pursuant to Section 8.1(b)(ii) or the Company terminates this Agreement pursuant to Section 8.1(c)(ii), then the Company shall have no obligation to pay Parent or the Sub any sum of money.

     (iv) Notwithstanding any provision in this Agreement to the contrary, if Parent terminates this Agreement pursuant to Section 8.1(f)(i), then the Company shall immediately pay to Parent cash in the amount of $250,000. In addition, if within nine months thereafter the Company enters into a Company Acquisition Agreement or there shall have occurred, or the Board of Directors shall have recommended to the stockholders of the Company or resolved to do so, a Third Party Acquisition, then upon the earliest of such events, the Company shall immediately pay to Parent cash in the amount of $2,000,000.

     (v) Notwithstanding any provision in this Agreement to the contrary, if the Company terminates this Agreement pursuant to Section 8.1 (h) or Parent terminates this Agreement pursuant to Sections 8. 1 (f)(ii) or 8.1(i), then the Company shall immediately pay to Parent cash in the amount of $2,000,000.

     (vi) The Company shall in no event be obligated to make payments under this
Section 6.6(b) exceeding, in the aggregate, $2,000,000.

     (vii) Notwithstanding any provision in this Agreement to the contrary, if Parent terminates this Agreement pursuant to Section 8.1(b)(ii) or if the Company terminates this Agreement pursuant to Section 8.1(c)(ii), the Company shall pay to Parent, within five business days following such termination, an amount in cash equal to all out-of-pocket expenses actually and reasonably incurred by Parent in connection with this Agreement and the transactions contemplated thereby, provided, however, that the Company shall not be obligated to pay to Parent fees and expenses of Parent's financial advisor in excess of $60,000.

     (c) Notwithstanding any provision of this Agreement to the contrary, if Company terminates this Agreement pursuant to Section 8.1(c)(i) or 8.1(c)(iii) or 8.1(e), or, if Parent terminates this Agreement pursuant to Section 8.1(b)(iii), Parent shall pay to the Company, within five business days, following such termination, an amount in cash equal to all out-of-pocket expenses actually and reasonably incurred by the Company in connection with this Agreement and the transactions contemplated hereby, provided, however, that Parent shall not be obligated to pay to the Company fees and expenses of Company's financial advisor in excess of $60,000.

     (d) For purposes of this Agreement, the term "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger, tender offer or otherwise, other than by Parent or any of its affiliates, (ii) the acquisition of more than 50% of the outstanding shares of Company Common Stock (measured after such issuance), or securities exercisable, convertible or exchangeable into more than 50% of the outstanding shares of Company Common Stock (assuming the exercise, conversion or exchange of such securities), or any other securities which represent, or are exercisable, convertible or exchangeable into securities which represent, more than 50% of the voting power of the outstanding securities of the Company (assuming the exercise, conversion or exchange of such securities) ordinarily (absent the occurrence of any contingency) having the right to vote in the election of directors of the Company, by any person within the meaning of Section 3(a)(9) of the Exchange Act ("Person") or any syndicate or group deemed to be a Person within the meaning of Section 13(d)(3) of the Exchange Act ("Group"), other than Parent or its affiliates or (iii) the issuance to any person (other than Parent or its affiliates) of more than 30% of the outstanding shares of Company Common Stock (measured after such issuance), or securities exercisable, convertible or exchangeable into more than 30% of the outstanding shares of Company Common Stock (assuming the exercise, conversion or exchange of such securities), or any other securities which represent, or are exercisable, convertible or exchangeable into securities which represent, more than 30% of the voting power of the outstanding securities of the Company (assuming the exercise, conversion or exchange of such securities) ordinarily (absent the occurrence of any contingency) having the right to vote in the election of directors of the Company, in connection with an acquisition by the Company of any other person or entity.

     SECTION 6.7 Company Stock Options. No later than the Effective Time, each option to purchase shares of Company Common Stock (a "Company Stock Option") which is outstanding immediately prior to the Effective Time pursuant to the Company's stock option plans in effect on the date of this Agreement (the "Company Stock Plans") shall become and represent at the Effective Time a fully vested, immediately exercisable option to purchase the number of shares of Parent Common Stock (a "Substituted Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded down to the nearest whole cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Substituted Options for shares of Parent Common Stock. After the Effective Time, except as provided above in this Section 6.7, each Substituted Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option simultaneously with the Effective Time. As of the Effective Time, Parent will reserve for issuance shares of Parent Common Stock purchasable upon exercise of the Substituted Options. It is intended that the assumption by Parent of Company Stock Options pursuant to this Section 6.7 shall be undertaken in a manner that will not constitute a "modification" as defined in Section 4.24(h) of the Code as to any stock option which is an "incentive stock option." Parent agrees to take such action as may be required under the Company Stock Plans to effectuate the foregoing, including execution and delivery, prior to or at the Effective Time, of the Tucker Drilling Company, Inc. Stock Option Assumption Agreement (the "Stock Option Assumption Agreement"), in the form attached hereto as Exhibit II(A) or (B), to each holder of Company Stock Options.

     SECTION 6.8 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that neither of the parties shall be under any obligation to take any action to the extent that the Board of Directors of such party shall conclude in good faith, after consultation with and based upon the written advice of Gardere & Wynne, L.L.P. in the case of the Company, and Baker & Hostetler, in the case of Parent, (which advice in each case need not constitute an opinion), that such action would cause a breach of that board of directors' fiduciary obligations under applicable law.

     SECTION 6.9 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other, and will undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq National Market.

     SECTION 6.10 Indemnification. From and after the Effective Time, Parent agrees to indemnify and hold harmless all past and present officers and directors of the Company to the full extent such persons may be indemnified by the Company pursuant to the Company's Certificate of Incorporation and By-Laws for acts or omissions occurring at or prior to the Effective Time and shall promptly advance reasonable litigation expenses incurred by such officers and directors in connection with investigating, preparing and defending any action arising out of such acts or omissions.

     SECTION 6.11 Employee Benefits. (a) At the Effective Time, all employee benefits plans and programs of the Company, other than the Tucker Drilling Company, Inc. Supplemental Executive Retirement Plan (the "Supplemental Retirement Plan") and the Company Stock Plans, shall terminate, and subject to all applicable laws, and all vested rights and benefits of such benefit plans and programs shall be distributed to the eligible recipients in accordance with the terms of such plans of the Company; provided, however, that with respect to the qualified benefit plans, the parties may elect prior to the Effective Time to freeze benefit accruals in lieu of terminating the plans as of the Effective Time. The officers and employees of the Company who continue as employees of the Parent or any of Parent's Subsidiaries, including Surviving Corporation, shall be provided with employee benefits under plans and programs which, in the aggregate, are no less favorable than those provided pursuant to the plans and programs of Parent and its Subsidiaries in effect on the date hereof for the benefit of all officers and employees of Parent or any of its Subsidiaries (including but not limited to stock option, life insurance, medical, profit sharing (including 401(k)), severance, salary continuation and fringe benefits). For purposes of eligibility to participate in and vesting in benefits provided to officers and employees, individuals who are officers and employees of the Company at the Effective Time who continue as employees of the Surviving Corporation, will be credited with their years of service with the Company and years of service with prior employers to the extent service with prior employers is taken into account under analogous plans of the Company.

     (b) Parent shall maintain the accounting records of the Supplemental Retirement Plan and Trust following the Effective Time.

     (c) Any employees of the Company listed on Schedule 6.11 to the Company Disclosure Schedule, who continue as an employee of the Parent or the Surviving Corporation after the Effective Time, shall receive a "severance payment" in the event of termination of such employment, either voluntarily or involuntarily, on or before the expiration of six months following the Effective Time. For purposes of this Section 6.11(c) "severance payment" means an amount equal to one week's salary for each year of employment with the Company. Any portion of a year over six months shall be treated as a full year.

     SECTION 6.12 Tax Matters. (a) Each of Parent and the Company shall use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and to furnish such certificates as may be reasonably requested by legal counsel to Parent and Company.

     (b) To the extent permissible under applicable tax laws, the Merger shall be reported by Parent and its Subsidiaries as a reorganization within the meaning of Section 368(a)(1)(A) and Section 378(a)2(E) of the Code in all federal, state and local tax returns on and after the Effective Time.

     SECTION 6.13 Restrictions on Registration of Parent Common Stock. Except with respect to registration rights existing as of the date hereof, between the date hereof and the date of publication of financial results covering at least 30 days of post-closing operations of Parent and Surviving Corporation as further provided in Exhibits I(A) and (B) to this Agreement, Parent agrees that it will not file any registration statements with the SEC covering the reoffer or resale of outstanding shares of Parent Common Stock other than the S-8 Registration Statement.


                                  ARTICLE VII

                       CONDITIONS PRECEDENT TO THE MERGER

     SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver (where permissible) at or prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. The Agreement shall have been adopted by the affirmative vote of the holders not less than a majority of the outstanding shares of Company Common Stock, and the Charter Amendment and Share Issuance shall have been adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares of Parent Common Stock.

          (b) Nasdaq National Market Listing. The Parent Common Stock issuable in the Merger and pursuant to the Substituted Options shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance.

          (c) S-4 Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or "Blue Sky" authorizations shall have been received.

          (d) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Merger or the transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

          (e) Other Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain, occur or file which would have a Material Adverse Effect on Parent (assuming the Merger had taken place) shall have been obtained, shall have occurred or shall have been filed.

          (f) Pooling of Interests Letter. Parent and the Company shall each have received a letter from Coopers & Lybrand L.L.P. dated on or prior to May 15, 1996, dated the same date as the Joint Proxy Statement, and dated at the Effective Time to the effect that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

          (g) Comfort Letters. Parent and the Company shall each have received a "cold comfort" letter dated the same date as the Joint Proxy Statement and at the Closing from Coopers & Lybrand L.L.P., Parent's independent accountants, with respect to such financial information regarding Parent and its Subsidiaries, and from Arthur Andersen LLP, the Company's independent auditors, with respect to such financial information regarding the Company, all as may be mutually agreed to by Parent and the Company.

     SECTION 7.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions; provided that the Company may waive any of such conditions in its sole discretion:

          (a) Performance of Obligations; Representations and Warranties.
     Parent and Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date, in each case except as contemplated or permitted by this Agreement.

          (b) Officers' Certificate. Parent shall have furnished to the Company a certificate, dated the Effective Time, signed by the appropriate officers of Parent, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in Section 7.1 and this
     Section 7.2(a) have been satisfied in full.

          (c) The Stock Option Assumption Agreements referred to in Section 6.7 shall have been executed and delivered by the Parent.

          (d) Tax Opinion of Gardere & Wynne, L.L.P. The Company shall have received the opinion of Gardere & Wynne, L.L.P., counsel to the Company, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization transaction described in
     Section 368(a) of the Code.

          (e) Opinion of Baker & Hostetler. The Company shall have received an opinion from Baker & Hostetler, counsel to Parent, dated the Effective Time, substantially to the effect that:

          (i) The incorporation, existence and good standing of Parent and Sub are as stated in this Agreement; the authorized shares of Parent and Sub are as stated in this Agreement; all outstanding shares of Parent Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

          (ii) Each of Parent and Sub has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Parent or Sub, as the case may be, and (assuming due and valid authorization, execution and delivery by the Company) constitutes the legal, valid and binding agreement of Parent or Sub.

          (iii) Parent has full corporate power and authority to execute, deliver and perform each of the Stock Option Assumption Agreement and each of the Restated Severance Agreements and each such Stock Option Assumption Agreement and each of such Restated Severance Agreement has been duly authorized, executed and delivered by Parent and (assuming due and valid execution and delivery by the other party to such Stock Option Assumption Agreement and Restated Severance Agreement) each constitutes the legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (iv) The execution and performance by Parent and Sub of this Agreement and the various Stock Option Assumption Agreements and each of the Restated Severance Agreements will not violate the Certificates of Incorporation or By-Laws of Parent and Sub, respectively, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent and Sub is a party or by which they or any of their properties or assets may be bound.

          (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Parent and Sub for the consummation of the transactions contemplated by this Agreement or the Stock Option Assumption Agreements or the Restated Severance Agreements.

          (vi) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Parent, its Significant Subsidiaries or Sub, by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

          (vii) (A) At the time the S-4 Registration Statement became effective, the S-4 Registration Statement and the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

                 (B) In the course of the preparation of the S-4 Registration Statement and the Joint Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the S-4 Registration Statement and the Joint Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the S-4 Registration Statement or the Joint Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the S-4 Registration Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company, as to which such counsel expresses no belief), at the time the S-4 Registration Statement became effective, at the time of mailing or at the time of the

     Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (viii) The shares of Parent Common Stock to be issued pursuant to this Agreement, and any shares of Parent Common Stock issuable upon exercise of the Substituted Options will be, when so issued, duly authorized, validly issued and outstanding, fully paid and nonassessable.

          (ix) The shares of Parent Common Stock included in the S-4 Registration Statement and the shares of Parent Common Stock issuable upon exercise of the Substituted Options have been listed on the Nasdaq National Market subject to official notice of issuance.

In rendering such opinion, counsel for Parent may rely as to matters of fact upon the representations of officers of Parent or Sub contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Texas.

     (f) The opinion of Rauscher Pierce Refsnes, Inc. referred to in Section
3.20 shall not have been withdrawn.

     SECTION 7.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, provided that Parent may waive any such conditions in its sole discretion:

     (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true in all material respects on and as of the Effective Time as if made on and as of such date, in each case except as contemplated or permitted by this Agreement.

     (b) Third Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental Entity), the failure to obtain which would have a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained.

     (c) Officers' Certificate. The Company shall have furnished to Parent a certificate, dated the Effective Time, signed by the appropriate officers of the Company, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in Section 7.1 and this Section 7.3(a) have been satisfied.

     (d) Tax Opinion of Baker & Hostetler. Parent shall have received the opinion of Baker & Hostetler, counsel to the Parent, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization transaction described in Section 368(a) of the Code.

     (e) Opinion of Gardere & Wynne, L.L.P.. Parent shall have received an opinion of counsel from Gardere & Wynne, L.L.P., counsel to the Company, dated the Effective Time, substantially to the effect that:

          (i) The incorporation, existence, good standing and capitalization of the Company are as stated in this Agreement; the authorized shares of Company Common Stock are as stated in this Agreement; all outstanding shares of Company Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of stockholders;

     and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating the Company to issue or sell, or to purchase or redeem, any shares of its capital stock other than as stated in this Agreement.

          (ii) The Company has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due and valid authorization, execution and delivery by Parent and Sub) constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (iii) The execution and performance by the Company of this Agreement will not violate the Certificate of Incorporation or By-laws of the Company and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which the Company is a party or to which they or any of their properties or assets may be bound.

          (iv) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting the Company, by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

          (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of the Company for consummation of the transactions contemplated by this Agreement.

          (vi) The Settlement Agreement Relating to Payments Under the Supplemental Executive Retirement Plan of Tucker Drilling Company, Inc. dated April 19, 1996 among the Company and Larry J. Tucker, Donald A. Elms, J.M. Burkett, Jr., Ronald L. Scandolari, T. Mark Tucker and Charles B. Middlekauf (collectively the "Participants") has been duly executed and delivered by each of the Participants and constitutes the legal, valid and binding agreement of each Participant, enforceable against such Participant in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (vii) Each of the respective Restated Severance Agreements dated April 22, 1996, between the Company, the Parent and each of Larry J. Tucker, T. Mark Tucker and Charles B. Middlekauf constitutes the legal, valid and binding agreement of him, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (viii) (A) At the time the S-4 Registration Statement became effective, the S-4 Registration Statement and the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Sub as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

               (B) In the course of the preparation of the S-4 Registration Statement and the Joint Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the S-4 Registration Statement and the Joint Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the S-4 Registration Statement or the Joint Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the S-4 Registration Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by or Parent or Sub, as to which such counsel expresses no belief, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Joint Proxy Statement (other than the financial statements and related notes, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Sub, as to which such counsel expresses no belief), at the time the S-4 Registration Statement became effective, at the time of mailing or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, counsel for the Company may rely as to matters of fact upon the representations of officers of the Company contained in any certificate delivered to such counsel and certificates of public officials.
Such reliance will include reliance as to matters of fact and law exclusively on a certificate from the President of the Company that the shares of Company Common Stock outstanding prior to March 31, 1981 were duly and validly authorized and issued, fully paid and non-assessable and were not issued in violation of any preemptive right of stockholders.

     Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Texas.

     (f) The respective opinions of T.M. Capital Corp. and Gilford Securities, Inc. referred to in Section 2.18 shall not have been withdrawn.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the stockholders of the Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by Parent if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by the Company prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by the Company of notice of such failure to comply, (ii) the stockholders of the Company shall have failed to approve the Merger at the Company Stockholder Meeting, or (iii) the stockholders of

     Parent shall have failed to approve the Charter Amendment or the Share Issuance at the Parent Stockholder Meeting;

          (c) by the Company if (i) Parent or Sub shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Parent or Sub prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by Parent of notice of such failure to comply, (ii) the stockholders of the Company shall have failed to approve the Merger at the Company Stockholder Meeting, or (iii) the stockholders of Parent shall have failed to approve the Charter Amendment or the Share Issuance at the Parent Stockholder Meeting;

          (d) by either Parent or the Company if (i) the Merger has not been effected on or prior to the close of business on November 30, 1996; provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date, or (ii) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (e) by either Parent or the Company if there has been (i) a material breach by the other of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of notice of the breach;

          (f) by Parent, (i) if the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Merger or declaration that the Merger is fair to and advisable and in the best interest of the Company and its stockholders, or shall have resolved to do so, or (ii) if the Board of Directors of the Company shall have recommended, or shall have resolved to recommend, to the stockholders of the Company any takeover proposal or offer for the Company;

          (g) by the Company if the Board of Directors of Parent shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of this Agreement, the Charter Amendment and the Share Issuance or declaration that such transactions are fair to and advisable and in the best interest of Parent and its stockholders, or shall have resolved to do so;

          (h) by the Company if there is an offer to acquire all of the outstanding shares of Company Common Stock or substantially all of the assets of the Company for consideration that provides stockholders of the Company a value per share of Company Common Stock which, in the good faith judgment of the Board of Directors of the Company, provides a higher value per share than the consideration per share pursuant to the Merger; or

          (i)  by Parent, if a Third Party Acquisition occurs.

     SECTION 8.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Sub or their respective officers or directors (except as set forth in the last three sentences of Section 6.3(a) and (b), which shall survive the termination); provided, however, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement; and provided, further, that, (i) any termination under Section 8.1 (h) shall not become effective until the fee required to be paid pursuant to Section 6.6(b)(v) shall have been paid to Parent, (ii) if this Agreement is terminated pursuant to Sections 8.1 (b)(i) or 8.1 (e), the provisions of Section 6.6(b)(i) shall survive until any payments required to be made thereunder are made, (iii) if this Agreement is terminated pursuant to Section 8.1 (b)(ii) or Section 8.1 (c)(ii), the provisions of
Section 6.6(b)(ii) shall survive until any payments required to be made thereunder are made, (iv) if this Agreement is terminated pursuant to Section
8.1 (f)(i), the provisions of Section 6.6(b)(iv) shall survive until any payments required to be made thereunder are made, (v) if this Agreement is terminated pursuant to Sections 8.1(f)(ii) or 8.1(i), the provisions of Section 6.6(b)(v) shall survive until any payments required to be made thereunder are made, and (vi) if this Agreement is terminated pursuant to Section 8.1(c)(i) or 8.1(e) or 8.1(c)(iii) or 8.1(b)(iii), the provisions of Section 6.6(c) shall survive until any payments required to be made thereunder are made, and (vii) if this Agreement is terminated pursuant to Section 8.1(b)(ii) or 8.1(c)(ii), the provisions of Section 6.6(b)(vii) shall survive until any payments required to be made thereunder are made.

     SECTION 8.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of the Company but, after any such approval by stockholders of the Company, no amendment shall be made which changes the Exchange Ratio as provided in Section
1.5 or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1 Non-Survival of Representations and Warranties. Except for the representations and warranties contained in Section 2.2 to the extent it relates to the Stock Option Assumption Agreements, clauses (ii) and (iii) of
Section 2.8 and clause (ii) of Section 3.8, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     SECTION 9.2 Non-Survival of Covenants Relating to Conduct of Business or Additional Agreements. Except for the covenants and agreements contained in Sections 6.2(b), 6.7, 6.11 and 6.12(b) and 6.13, none of the covenants and agreements in this Agreement shall survive the Effective Time.

     SECTION 9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent or Sub, to

          Patterson Energy, Inc.
          4510 Lamesa Highway
          P.O. Drawer 1416
          Snyder, TX 79549
          Attention:  Cloyce A. Talbott
                      Chairman and Chief Executive Officer

     with copies to:

          Thomas H. Maxfield, Esq.
          Baker & Hostetler
          303 East 17th Avenue
          Suite 1100
          Denver, CO 80203-1264

     (b)  if to the Company, to

          Tucker Drilling Company, Inc.
          Petroleum Building
          14 East Beauregard
          San Angelo, TX 76902-1876
          Attention:  Larry J. Tucker
                      Chief Executive Officer

     with copies to:

          John T. Kipp, Esq.
          Gardere & Wynne, L.L.P.
          3000 Thanksgiving Tower
          1601 Elm Street
          Suite 2700
          Dallas, TX 75201

     SECTION 9.4 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof', "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 9.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the provisions of Section 6.2(b), 6.7,
6.12 and 6.13(b), is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that attorneys for the parties hereto may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Sections 7.2(b) and 7.3(d).

     SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.10 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 9.11 Jurisdiction and Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas or any court of the State of Delaware in any action, suit or proceeding arising from or in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein).

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                      PATTERSON ENERGY, INC.


                                      By:  /s/ Cloyce A. Talbott
                                         ---------------------------------------
                                            Cloyce A. Talbott
                                            Chairman and Chief Executive Officer
Attest:

/s/ James C. Brown
- ------------------------------------
James C. Brown, Secretary


                                      PATTERSON DRILLING COMPANY


                                      By:  /s/ Cloyce A. Talbott
                                         ---------------------------------------
                                            Cloyce A. Talbott
                                            Chief Executive Officer
Attest:

/s/ James C. Brown
- ------------------------------------
James C. Brown, Secretary


                                      TUCKER DRILLING COMPANY, INC.


                                      By:  /s/ Larry J. Tucker
                                         ---------------------------------------
                                            Larry J. Tucker
                                            Chairman and Chief Executive Officer
Attest:

/s/ Charles B. Middlekauf
- ------------------------------------
Charles B. Middlekauf, Secretary

                                                                    EXHIBIT I(A)



Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Tucker Drilling Company, Inc., Delaware corporation ("TDC"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (together with the rules and regulations promulgated hereunder, the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission.
Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 22, 1996 (the "Merger Agreement"), Patterson Drilling Company, a Delaware corporation and a wholly-owned subsidiary of Patterson Energy, Inc., a Delaware corporation ("PEC") will be merged (the "Merger") with and into TDC, in consideration of PEC Common Stock (as hereinafter defined) and the name of the surviving corporation will be Patterson Drilling Company (the "Surviving Corporation").

     As used herein, "TDC Common Stock" means the Common Stock, par value $0.01 per share, of TDC and "PEC Common Stock" means the Common Stock, par value $0.01 per share, of PEC.

     I represent, warrant, and covenant to PEC that in the event I receive any PEC Common Stock as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of any PEC Common Stock acquired by me in the Merger in violation of the Securities Act.

          B. I have carefully read this letter and the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of PEC Common Stock, to the extent I felt necessary, with my counsel or counsel for PEC.

          C. I have been advised that the issuance of PEC Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of TDC, I may be deemed to be an affiliate of TDC, the distribution by me of any PEC Common Stock acquired by me in the Merger will not be registered under the Securities Act and that I may not sell, transfer, or otherwise dispose of any PEC Common Stock acquired by me in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to PEC such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act.

          D. I understand that PEC is under no obligation to register under the Securities Act the sale, transfer, or other disposition by me or on my behalf of any PEC Common Stock acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to PEC's transfer agent with respect to PEC Common Stock and that there will be placed on the certificates for any PEC Common Stock acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of April 22, 1996 between the registered holder hereof and the issuer of this certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefore."

          F. I also understand that unless the transfer by me of my PEC Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, PEC reserves the right to put the following legend on the certificates issued to my transferred:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged, or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth in paragraph E and F above shall be removed by the delivery of substitute certificates without such legend if the undersigned shall have delivered to PEC a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to PEC, to the effect that such legend is not required for purposes of the Securities Act.

     I understand that (a) PEC will supply me with any information necessary to enable me to make routine sales of any PEC Common Stock acquired by me in the Merger as may be permitted, by and in accordance with, the provisions of Rule 144 under the Securities Act or any similar rule of the Commission hereafter applicable, and (b) PEC will comply with all requirements of the Securities Exchange Act of 1934 rules and regulations promulgated thereunder, (the "Exchange Act") with respect to the filing by PEC of annual, periodic and other reports on a timely basis in a manner sufficient to allow sales of any such PEC Common Stock by me during the three year period following the Effective Time (as defined in the Merger Agreement) if such sales are otherwise permitted by law or regulation. Upon my written request, PEC shall furnish me with a written statement representing that it has complied with the reporting requirements enumerated in Rule 144(c)(1), or if PEC is not then subject to Section 13 or 15(d) of the Exchange Act, that it has made publicly available the information concerning PEC required by Rule 144(c)(2).

     I further represent to and covenant with PEC and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer, or otherwise dispose of any shares of PEC Common Stock and that I will not sell, transfer, or otherwise dispose of any shares of PEC Common Stock (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of post-closing combined operations have been published by PEC and the Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that PEC will give stop transfer instructions to its transfer agent in order to prevent the breach of the representations, warranties, and covenants made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as a "pooling of interests," and I agree that, if PEC advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of PEC Common Stock in order to be entitled to use the pooling of interest accounting method, I will abide by such restrictions.

                              Very truly yours,



                              By
                                ---------------------------------------
                                Name:


ACCEPTED THIS         DAY OF
MAY, 1996.



Tucker Drilling Company, Inc.



By:
   ---------------------------------------
Its:
    --------------------------------------



Patterson Energy, Inc.



By:
   ---------------------------------------
Its:
    --------------------------------------

                                                                    EXHIBIT I(B)


Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Patterson Energy, Inc., Delaware corporation ("PEC"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (together with the rules and regulations promulgated hereunder, the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 22, 1996 (the "Merger Agreement"), Patterson Drilling Company, a Delaware corporation and a wholly-owned subsidiary of PEC, will be merged (the "Merger") with and into Tucker Drilling Company, Inc., a Delaware corporation ("TDC"), in consideration of PEC Common Stock (as hereinafter defined) and the name of the surviving corporation will be Patterson Drilling Company (the "Surviving Corporation").

     As used herein, "PEC Common Stock" means the Common Stock, par value $0.01 per share, of PEC.

     I represent, warrant, and covenant to PEC that in the event I receive any PEC Common Stock as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of any PEC Common Stock acquired by me in the Merger in violation of the Securities Act.

          B. I have carefully read this letter and the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of PEC Common Stock, to the extent I felt necessary, with my counsel or counsel for PEC.

          C. I have been advised that the issuance of PEC Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of TDC, I may be deemed to be an affiliate of PEC, the distribution by me of any PEC Common Stock acquired by me in the Merger will not be registered under the Securities Act and that I may not sell, transfer, or otherwise dispose of any PEC Common Stock acquired by me in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to PEC such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act.

          D. I understand that PEC is under no obligation to register under the Securities Act the sale, transfer, or other disposition by me or on my behalf of any PEC Common Stock acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to PEC's transfer agent with respect to PEC Common Stock and that there will be placed on the certificates for any PEC Common Stock acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of April 22, 1996 between the registered holder hereof and the issuer of this certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefore."

          F. I also understand that unless the transfer by me of my PEC Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, PEC reserves the right to put the following legend on the certificates issued to my transferred:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged, or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth in paragraph E and F above shall be removed by the delivery of substitute certificates without such legend if the undersigned shall have delivered to PEC a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to PEC, to the effect that such legend is not required for purposes of the Securities Act.

     I understand that (a) PEC will supply me with any information necessary to enable me to make routine sales of any PEC Common Stock acquired by me in the Merger as may be permitted, by and in accordance with, the provisions of Rule 144 under the Securities Act or any similar rule of the Commission hereafter applicable, and (b) PEC will comply with all requirements of the Securities Exchange Act of 1934 rules and regulations promulgated thereunder, (the "Exchange Act") with respect to the filing by PEC of annual, periodic and other reports on a timely basis in a manner sufficient to allow sales of any such PEC Common Stock by me during the three year period following the Effective Time (as defined in the Merger Agreement) if such sales are otherwise permitted by law or regulation. Upon my written request, PEC shall furnish me with a written statement representing that it has complied with the reporting requirements enumerated in Rule 144(c)(1), or if PEC is not then subject to Section 13 or 15(d) of the Exchange Act, that it has made publicly available the information concerning PEC required by Rule 144(c)(2).

     I further represent to and covenant with PEC and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer, or otherwise dispose of any shares of PEC Common Stock and that I will not sell, transfer, or otherwise dispose of any shares of PEC Common Stock (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of post-closing combined operations have been published by PEC and the Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that PEC will give stop transfer instructions to its transfer agent in order to prevent the breach of the representations, warranties, and covenants made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as a "pooling of interests," and I agree that, if PEC advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of PEC Common Stock in order to be entitled to use the pooling of interest accounting method, I will abide by such restrictions.

                              Very truly yours,



                              By
                                --------------------------------------
                                Name:





ACCEPTED THIS         DAY OF
MAY, 1996.



Patterson Energy, Inc.


By:
   -----------------------------------
Its:
    ----------------------------------

                                                                   EXHIBIT II(A)

                             PATTERSON ENERGY, INC.

        TUCKER DRILLING COMPANY, INC. STOCK OPTION ASSUMPTION AGREEMENT

                         (INCENTIVE STOCK OPTION PLAN)


     AGREEMENT dated as of ___________, 1996 (this "Agreement") between Patterson Energy, Inc., a Delaware corporation ("PEI"), and ______________, an individual ("Participant").

                                    RECITALS

     Tucker Drilling Company, Inc. ("TDC") and Participant have entered into one or more stock option agreements ("TDC Option Agreements") relating to options ("Options") granted to Participant under TDC's Incentive Stock Option Plan (the "TDC Incentive Plan") pursuant to which Participant is presently entitled to purchase up to _____ shares of Common Stock of TDC as shown in the schedule attached to this Agreement.

     TDC, PEI and Patterson Drilling Company ("PDC"), a Delaware corporation and a wholly-owned subsidiary of PEI, have entered into an Agreement and Plan of Merger dated as of April 22, 1996 (the "Merger Agreement") pursuant to which PDC will merge with and into TDC in consideration to the TDC stockholders of shares of PEI Common Stock (the "Merger"). Pursuant to Section 6.7 of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, all options to acquire shares of TDC Common Stock outstanding immediately before the Effective Time shall be assumed by PEI.

     By this Agreement, the parties desire to confirm the assumption contemplated by Section 6.7 of the Merger Agreement as it relates to Options granted under the TDC Incentive Plan.

                                   AGREEMENT
                                   ---------

     PEI and Participant agree as follows:

     1.  ASSUMPTION OF OPTION.  By this Agreement, PEI assumes, and Participant
         --------------------
agrees to the assumption by PEI of, all of the obligations of TDC to Participant under the TDC Option Agreements except that:

     (a) Each reference therein to "shares" shall mean shares of PEI Common Stock, $0.01 par value per share;

     (b) Each reference therein to a number of shares shall be a reference to a number of shares determined by multiplying such number by .74 (the "Conversion Ratio);

     (c) Each reference therein to a price per share shall be a reference to a price determined by dividing the price in the TDC Option Agreement by the Conversion Ratio; and

     (d) Each reference therein to the Committee shall mean the Compensation Committee of the Board of Directors of PEI.

     (The results of the computations in (b) and (c) above as applied to the Participant's Options presently outstanding under the TDC Incentive Plan appear in the Schedule to this Agreement.)

     2.  TDC INCENTIVE PLAN.  By this Agreement, PEI assumes the TDC Incentive
         ------------------
Plan subject to the provisions of Section 1 above.

     3.  RECOGNITION OF VESTING, EXERCISES AND LAPSES.  PEI acknowledges that
         --------------------------------------------
Participant's rights to exercise the Options covered by the TDC Option Agreements have fully vested and Participant acknowledges that any lapses or exercises of Options thereunder to date shall be recognized.

       4.  REGISTRATION.  Promptly following the date hereof, PEI will file a
           ------------
Registration Statement on Form S-8 under the Securities Act of 1933 with the Securities and Exchange Commission covering the Options being assumed hereunder by PEI and agrees to thereafter file a "reoffer prospectus" within the meaning of Instruction C-1 to Form S-8 with a Post-Effective Amendment to such Registration Statement if necessary in order to permit the reoffer or resale by Participant of PEI Common Stock acquired upon exercise of the Options.

     5.  MISCELLANEOUS.  This Agreement shall be construed in accordance with
         -------------
the laws of the State of Texas. Except as required to give effect to this Agreement, PEI and Participant confirm the terms of the TDC Option Agreements.

     IN WITNESS WHEREOF, PEI and Participant have caused this Agreement to be signed as of the date first above written.

                                      PATTERSON ENERGY, INC.



                                      By:
                                         --------------------------------------



                                         --------------------------------------
                                         Participant

                          INCENTIVE STOCK OPTION PLAN

                                  SCHEDULE TO

                   Tucker Drilling Company, Inc. Stock Option
                 Assumption Agreement Dated ____________, 1996,
                                between PEI and

                          ___________________________

                                                                Options on
              Options on TDC Common Stock                    PEI Common Stock
- ---------------------------------------------------------  ---------------------

                       No. of                                No. of
                       Shares      Price      No. of         Shares
             Term    Underlying     at        Shares        Underlying
Date          of      Options      which    Available as     Options
Granted     Option    Granted     Granted    of 4/__/96      Assumed     Price
- -------     ------    -------     -------    ----------      -------     -----


                                  $______                               $______


                                                                   EXHIBIT II(B)


                             PATTERSON ENERGY, INC.

        TUCKER DRILLING COMPANY, INC. STOCK OPTION ASSUMPTION AGREEMENT

                     (1994 NON-QUALIFIED STOCK OPTION PLAN)


     AGREEMENT dated as of ___________, 1996 (this "Agreement") between Patterson Energy, Inc., a Delaware corporation ("PEI"), and ______________, an individual ("Participant").

                                    RECITALS

     Tucker Drilling Company, Inc. ("TDC") and Participant have entered into one or more stock option agreements ("TDC Option Agreements") relating to options ("Options") granted to Participant under TDC's 1994 Non-Qualified Stock Option Plan (the "TDC Non-Qualified Plan") pursuant to which Participant is presently entitled to purchase up to _____ shares of Common Stock of TDC as shown in the schedule attached to this Agreement.

     TDC, PEI and Patterson Drilling Company ("PDC"), a Delaware corporation and a wholly-owned subsidiary of PEI, have entered into an Agreement and Plan of Merger dated as of April __, 1996 (the "Merger Agreement") pursuant to which PDC will merge with and into TDC in consideration to the TDC stockholders of shares of PEI Common Stock (the "Merger"). Pursuant to Section
6.7 of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, all options to acquire shares of TDC Common Stock outstanding immediately before the Effective Time shall be assumed by PEI.

     By this Agreement, the parties desire to confirm the assumption contemplated by Section 6.7 of the Merger Agreement as it relates to Options granted under the TDC Non-Qualified Plan.

                                   AGREEMENT
                                   ---------

     PEI and Participant agree as follows:

     1.  ASSUMPTION OF OPTION.  By this Agreement, PEI assumes, and
         --------------------
Participant agrees to the assumption by PEI of, all of the obligations of TDC to Participant under the TDC Option Agreements except that:

     (a) Each reference therein to "shares" shall mean shares of PEI Common Stock, $0.01 par value per share;

     (b) Each reference therein to a number of shares shall be a reference to a number of shares determined by multiplying such number by .74 (the "Conversion Ratio);

     (c) Each reference therein to a price per share shall be a reference to a price determined by dividing the price in the TDC Option Agreement by the Conversion Ratio; and

     (d) Each reference therein to the Committee shall mean the Compensation Committee of the Board of Directors of PEI.

     (The results of the computations in (b) and (c) above as applied to the Participant's Options presently outstanding under the TDC Non-Qualified Plan appear in the Schedule to this Agreement.)

     2.  TDC NON-QUALIFIED PLAN.  By this Agreement, PEI assumes the TDC
         ----------------------
Non-Qualified Plan subject to the provisions of Section 1 above.

     3.  RECOGNITION OF VESTING, EXERCISES AND LAPSES.  PEI acknowledges
         --------------------------------------------
that Participant's rights to exercise the Options covered by the TDC Option Agreements have fully vested and Participant acknowledges that any lapses or exercises of Options thereunder to date shall be recognized.

     4.  REGISTRATION.  Promptly following the date hereof, PEI will file a
         ------------
Registration Statement on Form S-8 under the Securities Act of 1933 with the Securities and Exchange Commission covering the Options being assumed hereunder by PEI and agrees to thereafter file a "reoffer prospectus" within the meaning of Instruction C-1 to Form S-8 with a Post-Effective Amendment to such Registration Statement if necessary in order to permit the reoffer or resale by Participant of PEI Common Stock acquired upon exercise of the Options.

     5.  MISCELLANEOUS.  This Agreement shall be construed in accordance
         -------------
with the laws of the State of Texas. Except as required to give effect to this Agreement, PEI and Participant confirm the terms of the TDC Option Agreements.

     IN WITNESS WHEREOF, PEI and Participant have caused this Agreement to be signed as of the date first above written.

                                      PATTERSON ENERGY, INC.



                                      By:
                                         ---------------------------------



                                         ---------------------------------
                                         Participant

                        NON-QUALIFIED STOCK OPTION PLAN

                                  SCHEDULE TO

                   Tucker Drilling Company, Inc. Stock Option
                 Assumption Agreement Dated ____________, 1996,
                                between PEI and

                          ___________________________

                                                                 Options on
Options on TDC Common Stock                                   PEI Common Stock
- ---------------------------------------------------------  ---------------------

                      No. of                                No. of
                      Shares       Price      No. of        Shares
             Term    Underlying     at        Shares       Underlying
Date          of      Options      which    Available as    Options
Granted     Option    Granted     Granted    of 4/__/96     Assumed     Price
- -------     ------    -------     -------    ----------     --------    -----



                                  $______                              $________
